Exhibit 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-85711, and 333-102200) and Forms S-8 (Nos. 2-94539, 33-49693, 333-03055, 333-51595, 333-55124, 333-102211, 333-102220, 333-117131 and 333-117132) of National Fuel Gas Company of our report dated December 9, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Buffalo, New York
December 14, 2004